UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2007

CF Industries Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32597 (Commission File No.)	20-2697511 (I.R.S. Employer Identification Number)

4 Parkway North, Suite 400 Deerfield, IL		60015 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 405-2400

 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On April 26, 2007, Ernest Thomas, Senior Vice President and Chief Financial Officer of CF Industries Holdings, Inc. (the “Company”), announced his intention to resign as an officer of the Company, effective April 27, 2007, in order to accept another position. Mr. Thomas is expected to remain an employee of the Company for a short period following his resignation, and then serve as a consultant through August 31, 2007.

Concurrently with Mr. Thomas’s resignation, the Company elected Anthony J. Nocchiero, 56, to succeed Mr. Thomas as Senior Vice President and Chief Financial Officer, effective April 27, 2007. Before joining the Company, Mr. Nocchiero was Chief Financial Officer and Vice President, Finance, of Merisant Worldwide, Inc., a position he held from July 2005 to March 2007. From January 2002 to July 2005, Mr. Nocchiero was self-employed as an advisor and private consultant.  From January 1999 to January 2002, Mr. Nocchiero served as Vice President and Chief Financial Officer of BP Chemicals, the global petrochemical business of BP p.l.c. Prior to that, he spent twenty-four years with Amoco Corporation, including service as Amoco’s Vice President and Controller from April 1998 to January 1999. Mr. Nocchiero holds a B.S. degree in chemical engineering from Washington University and an M.B.A. degree from the Kellogg School of Management at Northwestern University.

In connection with Mr. Nocchiero’s employment, he will receive an annual base salary of $350,000 and a target annual incentive (bonus) opportunity equal to 60% of his base salary. Mr. Nocchiero’s annual incentive payment for 2007 will be based solely on the Company’s financial results for the year, and will range from 50% to 200% of his target award as the Company’s cash flow return on average gross capital employed increases from a threshold of 5%, through a target of 13%, to a ceiling of 21%. Mr. Nocchiero’s salary and annual incentive payment for 2007 will be pro rated to account for the fact that he joined the Company in late April. The Company’s Compensation Committee is expected to consider a stock option award, restricted stock award, and change in control agreement for Mr. Nocchiero at its next regularly scheduled meeting in May 2007.

Item 9.01            Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release dated April 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2007	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Douglas C. Barnard
		Name:	Douglas C. Barnard
		Title:	Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release dated April 26, 2007